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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated June 29, 1994, which appears on page 30 of the 1994 Annual Report to Shareholders of Dean Foods Company, which is incorporated by reference in the Dean Foods Company's Annual Report on Form 10-K for the year ended May 29, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 16 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.


                                                 /s/ PRICE WATERHOUSE LLP
                                                 ------------------------
                                                     PRICE WATERHOUSE LLP


March 8, 1995